Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS SECOND QUARTER FinANCIAL RESULTS

AND PROVIDES A BUSINESS UPDATE

ALPHARETTA, GA, August 11, 2015 – SANUWAVE Health, Inc. (OTCQB: SNWV), today reported financial results for the three and six months ended June 30, 2015 and provided a business update. The Company will host a conference call tomorrow, Wednesday, August 12, 2015, at 10:00 a.m. Eastern Time.

Highlights of the second quarter and recent weeks:

●

Update on Path to FDA PMA Submission: Together with our regulatory advisors, Musculoskeletal Clinical Regulatory Advisors, LLC (MCRA), the Company had an in-person meeting with the U.S. Food and Drug Administration (FDA) in June 2015 in which it was determined that the best path to success would be for the Company to retain the original analysis plan for the Company’s Phase III supplemental clinical trial utilizing the dermaPACE® for treating diabetic foot ulcers.

●

Renegotiated Debt: SANUWAVE signed an amendment with HealthTronics, Inc. to extend the due date of its two promissory notes from August 1, 2015 to January 31, 2017. In connection with the amendment, the Company entered into a security agreement with HealthTronics, Inc. to provide a first security interest in the assets of the Company.

●

Positive Results of SANUWAVE Technology on Biofilms: SANUWAVE presented at the Center for Biofilm Engineering’s 2015 Biofilm Science and Technology Meeting held at Montana State University on July 13-16, 2015. The Company’s presentation showed the effectiveness of its shock wave technology for the removal of biofilms from surfaces using only the mechanical stresses produced by the shock waves and therefore, reducing or eliminating the need to use chemicals, enzymes or antibiotics to destroy and remove biofilms.

●

Utility Patent using Shock Waves in Oil Industry: The Company received U.S. patent entitled “Apparatuses and Methods for Generating Shock Waves for Use in the Energy Industry” (patent number 9,057,232) relating to the use of shock waves, generated with laser systems, for hydraulic fracturing of rock formations, which can be employed in both secondary and tertiary oil recovery.

●	Continued Research into New Applications: Continued testing of the Company’s patented shock wave technology in collaboration with the following:

o	Blood sterilization at the University of Georgia.
o	Bacterial biofilm disruption at Montana State University.

●

Increased Authorized Shares of Capital Stock: A proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock from 155 million to 355 million was approved by an overwhelming majority of the current shareholders.

“We have had a very busy second quarter, achieving many of the milestones we established on our last conference call,” stated Kevin A. Richardson, II, Chairman of the board of SANUWAVE.   “We extended the due date of our debt with HealthTronics, which will allow us the flexibility to complete our PMA submission.  Our shareholders overwhelming approved an increase in authorized shares, which will allow us to raise adequate capital to move forward as a company. At the same time we are well aware of making sure we minimize dilution to our faithful shareholders.  We also had an extremely positive meeting with the FDA in June and now feel confident that when our top line data is revealed, in early September, we will be in a position to successfully submit our PMA to the FDA.  In addition, we expanded our patent portfolio and have seen a strong level of inbound interest in commercializing our patent portfolio.”

“As we look at the remainder of 2015 we have three milestones which need to be met: 1) reveal top line data from the study, 2) begin submission of the PMA to the FDA, and 3) raise capital or complete a joint venture, partnership or sale of the wound product to complete the FDA trial successfully and begin commercialization of the product in 2016.  We are also working on a number of other non-medical initiatives, which we will keep shareholders abreast of as they occur,” concluded Mr. Richardson.

Second Quarter Financial Results

Revenues for the three months ended June 30, 2015 were $239,983, compared to $238,115 for the same period in 2014, an increase of $1,868, or 1%. The increase in revenues for 2015 was due to higher sales of orthoPACE devices.

Research and development expenses for the three months ended June 30, 2015 were $456,789, compared to $1,013,652 for the same period in 2014, a decrease of $556,863, or 55%. Research and development costs decreased in 2015 as a result of lower payments to third party clinical sites participating in the dermaPACE clinical study as there were fewer active patients in the clinical study as compared to the prior period.

General and administrative expenses for the three months ended June 30, 2015 were $636,570, as compared to $694,402 for the same period in 2014, a decrease of $57,832, or 8%. General and administrative expenses in 2014 included consulting costs related to the capital raises completed in March 2014. The lower consulting costs were partially offset by higher legal fees in 2015 related to patent filings.

Net loss for the three months ended June 30, 2015 was $1,521,533, or ($0.02) per share, compared to a net loss of $1,693,650, or ($0.03) per share, for the same period in 2014, a decrease in the net loss of $172,117, or 10%. The decrease in the net loss was primarily a result of reduced operating expenses in 2015 discussed above offset by the loss on the warrant valuation adjustment.

Six Months Ended June 30, 2015 Financial Results

Revenues for the six months ended June 30, 2015 were $450,435, compared to $383,213 for the same period in 2014, an increase of $67,222, or 18%. The increase in revenues for 2015 was due to higher sales of orthoPACE devices in Europe.

Research and development expenses for the six months ended June 30, 2015 were $1,091,412, compared to $1,778,497 for the same period in 2014, a decrease of $687,085, or 39%. Research and development costs decreased in 2015 as a result of lower payments to third party clinical sites participating in the dermaPACE clinical study as there were fewer active patients in the clinical study as compared to the prior period.

General and administrative expenses for the six months ended June 30, 2015 were $1,202,862, as compared to $1,994,713 for the same period in 2014, a decrease of $791,851, or 40%. General and administrative expenses in 2014 included consulting costs related to the capital raises completed in March 2014. The lower consulting costs were partially offset by higher legal fees in 2015 related to patent filings.

Net loss for the six months ended June 30, 2015 was $2,680,648, or ($0.04) per share, compared to a net loss of $4,257,604, or ($0.10) per share, for the same period in 2014, a decrease in the net loss of $1,576,956, or 37%. The decrease in the net loss was primarily a result of reduced operating expenses in 2015 discussed above.

On June 30, 2015, the Company had cash and cash equivalents of $1,615,727 compared with $3,547,071 as of December 31, 2014, a decrease of $1,931,344. For the six months ended June 30, 2015, net cash used by operating activities was $1,917,858, compared to $4,093,335 for the same period in 2014, a decrease of $2,175,477, or 53%. The decrease in cash used by operations was primarily due to the lower operating expenses in 2015 and the reduction of accounts payable and accrued expenses in 2014.

Conference Call

The Company will also host a conference call on Wednesday, August 12, 2015, beginning at 10 a.m. Eastern Time to discuss the second quarter financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through August 26, 2015, by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Todd Markey
IR Partners
818-280-6800
tmarkey@irpartnersinc.com

Daniel Conway
DC Consulting, LLC
407-792-3333
investorinfo@dcconsultingllc.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
617-778-9223
investorrelations@sanuwave.com

 (FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,615,727	$3,547,071
Accounts receivable, net of allowance for doubtful accounts	48,508	86,404
Inventory	268,140	271,871
Prepaid expenses	145,454	128,550
TOTAL CURRENT ASSETS	2,077,829	4,033,896

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	5,990	7,840

OTHER ASSETS	11,286	11,106

INTANGIBLE ASSETS, at cost, less accumulated amortization	460,135	613,513
TOTAL ASSETS	$2,555,240	$4,666,355

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$285,528	$231,840
Accrued expenses	349,802	369,456
Accrued employee compensation	127,809	2,226
Interest payable, related parties	80,968	81,864
Notes payable, related parties	-	5,372,743
Warrant liability	569,900	159,626
TOTAL CURRENT LIABILITIES	1,414,007	6,217,755

NON-CURRENT LIABILITIES
Notes payable, related parties	5,336,705	-
TOTAL LIABILITIES	6,750,712	6,217,755

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 and 1,165 shares outstanding in 2015 and 2014, respectively	-	1

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,825 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares authorized; 63,056,519 and 60,726,519 issued and outstanding in 2015 and 2014, respectively	63,057	60,727

ADDITIONAL PAID-IN CAPITAL	86,632,205	86,584,472

ACCUMULATED DEFICIT	(90,864,771)	(88,184,123)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(25,963)	(12,477)
TOTAL STOCKHOLDERS' DEFICIT	(4,195,472)	(1,551,400)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,555,240	$4,666,355

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

REVENUES	$239,983	$238,115	$450,435	$383,213

COST OF REVENUES	75,779	63,399	134,597	81,736

GROSS PROFIT	164,204	174,716	315,838	301,477

OPERATING EXPENSES
Research and development	456,789	1,013,652	1,091,412	1,778,497
General and administrative	636,570	694,402	1,202,862	1,994,713
Depreciation	925	4,770	1,850	9,485
Amortization	76,689	76,689	153,378	153,378
TOTAL OPERATING EXPENSES	1,170,973	1,789,513	2,449,502	3,936,073

OPERATING LOSS	(1,006,769)	(1,614,797)	(2,133,664)	(3,634,596)

OTHER EXPENSE
Loss on warrant valuation adjustment	(429,311)	-	(373,285)	-
Interest expense, net	(81,636)	(77,838)	(160,980)	(620,130)
Loss on foreign currency exchange	(3,817)	(1,015)	(12,719)	(2,878)
TOTAL OTHER EXPENSE	(514,764)	(78,853)	(546,984)	(623,008)

LOSS BEFORE INCOME TAXES	(1,521,533)	(1,693,650)	(2,680,648)	(4,257,604)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(1,521,533)	(1,693,650)	(2,680,648)	(4,257,604)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(768)	(3,549)	(13,486)	(4,981)
TOTAL COMPREHENSIVE LOSS	$(1,522,301)	$(1,697,199)	$(2,694,134)	$(4,262,585)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.02)	$(0.03)	$(0.04)	$(0.10)

Weighted average shares outstanding - basic and diluted	63,056,519	48,423,293	62,993,885	44,035,108

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,680,648)	$(4,257,604)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	153,378	153,378
Depreciation	1,850	9,485
Change in allowance for doubtful accounts	(3,099)	151
Stock-based compensation - employees, directors and advisors	50,062	57,755
Loss on warrant valuation adjustment	373,285	-
Amortization of debt discount	951	-
Stock issued for consulting services	-	743,150
Accretion of interest on warrants issued concurrent with a convertible promissory note	-	339,864
Accrued interest on 18% Convertible Promissory Notes	-	7,168
Changes in assets - (increase)/decrease
Accounts receivable - trade	40,995	79,864
Inventory	3,731	(4,599)
Prepaid expenses	(16,904)	(51,344)
Other	(180)	4
Changes in liabilities - increase/(decrease)
Accounts payable	53,688	(535,902)
Accrued expenses	(19,654)	(515,409)
Accrued employee compensation	125,583	(14,722)
Interest payable, related parties	(896)	(82,761)
Promissory notes - accrued interest	-	(21,813)
NET CASH USED BY OPERATING ACTIVITIES	(1,917,858)	(4,093,335)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(3,436)
NET CASH USED BY INVESTING ACTIVITIES	-	(3,436)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2014 Private Placement, net	-	8,562,500
Proceeds from sale of capital stock - subscription agreement	-	900,000
Proceeds from 18% Convertible Promissory Notes	-	815,000
Proceeds from convertible promissory notes, net	-	325,000
Proceeds from employee stock option exercise	-	12,600
Payments of principal on convertible promissory notes	-	(450,000)
Payments of principal on promissory notes	-	(90,000)
Payments of principal on capital lease	-	(2,608)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	10,072,492

EFFECT OF EXCHANGE RATES ON CASH	(13,486)	(4,981)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,931,344)	5,970,740

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,547,071	182,315
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,615,727	$6,153,055

SUPPLEMENTAL INFORMATION
Cash paid for interest	$161,936	$244,836